                 PARACELSUS HEALTHCARE CORPORATION


    INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA

COMMON STOCK                              CUSIP 698891 10 8

THIS CERTIFICATE IS TRANSFERABLE
IN DALLAS, TEXAS AND NEW YORK, NEW YORK   SEE REVERSE FOR CERTAIN DEFINITIONS





THIS CERTIFIES THAT




is the owner of


                FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF


Paracelsus Healthcare Corporation transferable in person or by duly authorized attorney on the books of the Corporation upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and the Registrar.

    WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.







                       CERTIFICATE OF STOCK


                     Dated:

                       COUNTERSIGNED AND REGISTERED:
      President and                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
Chief Operating Officer                                        TRANSFER AGENT
                                    By                            AND REGISTRAR

                Secretary                                 AUTHORIZED SIGNATURE

                    PARACELSUS HEALTHCARE CORPORATION

       The Company will furnish upon request and without charge to each stockholder the powers, privileges, restrictions, designations, preferences and relative, participating, optional and other special rights of each class of stock and series within a class of stock of the Company authorized to be issued and upon the holders thereof, as well as the qualifications, limitations and restrictions relating to those preferences and/or rights.
A stockholder may make the request to the Secretary of the Company or to its Transfer Agent and Registrar.

       The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common       UNIF GIFT MIN ACT - ____Custodian _____
TEN ENT - as tenants by the entireties                    (Cust)        (Minor)
JT TEN  - as joint tenants with right           under Uniform Gifts to Minors
          of survivorship and not as            Act _________________________
          tenants in common                              [State]

   Additional abbreviations may also be used though not in the above list.

For value received, ______________________hereby sell, assign and transfer unto

    PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE
_______________________________________________

______________________________________________________________________________

______________________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee

______________________________________________________________________________

______________________________________________________________________________

_______________________________________________________________________ Shares
of the Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________________________________________________________
Attorney to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.


Dated_________________________________


                             NOTICE:
THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

X ___________________________________________________________
                        (SIGNATURE)

X ___________________________________________________________
                        (SIGNATURE)


            CHASEMELLON SHAREHOLDER SERVICES LLC



Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights
Agreement, dated as of August 16, 1996 (as such may be amended from time to time, the "Rights Agreement", between Paracelsus Health Corporation (the "Company") and ChaseMellon Shareholders Service, L.L.C., as Rights Agents, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may become exercisable for securities assets of the Company or of another entity, may be exchanged for shares of Common Stock or other securities or assets of the Company, may expire, may become void (if they are "Beneficially" Owned by an "Acquiring Person" or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for mailing of a copy of the Rights Agreement to the holder of this Agreement without charge after the receipt of a written request therefor.


THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO G.E.O. RULE 1724-15.

___________________________________________________________________________
SIGNATURE(S) GUARANTEED BY:


                     AMERICAN BANKNOTE COMPANY
                       680 BLAIR MILL ROAD
                       HORSHAM, PA 19044
                          215-657-3480

SALESPERSON                          M. GARRETT. 214-823-2700

/home/joew/inprogress/home 14/Paracelsus45101


        PRODUCTION COORDINATOR--JOYCE STRADLING-210-430-2100
                  PROOF OF AUGUST 2. 1996
                    PARACELSUS HEALTHCARE
                          H 45101bk

Opr.             JW/hj/lr                      rev1
                 /net/banknote/home 14/P